THIS AGREEMENT is made the 1st day of January 2006.

BETWEEN:

YARRAMAN ESTATE PTY. LTD (ACN 101 141 593) of 700 Yarraman Road, Wybong in the State of New South Wales (" the Company")

AND:

DELTA DAWN PTY LIMITED (ACN 101 140 925) AS TRUSTEE OF THE YARRAMAN ROAD TRUST, Sydney in the said State (" Delta")

WHEREAS:

A. Delta Dawn is skilled in providing management services.

B. The Company has agreed to employ Delta, and Delta has agreed to accept the appointment as a consultant of the Company on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1. **<u>Appointment</u>**

Delta appoints Gary Blom to perform the Services as set out in Subclause 3.1 for the Term, and Blom accepts that appointment.

2. **<u>Term</u>**

The appointment of Delta begins on the date of this Agreement and continues until Delta ceases to hold at least 15% of the issued share capital of the Company, Delta resigns their services, or the expiration of (2) two years from the date of this Agreement, whichever is earlier. ("Term")

3. **<u>Duties of Delta</u>**

Delta must:

3.1 Provide at least 40 hours per month, attention and skill as is reasonably necessary during normal business hours and at other times as reasonably necessary to perform the duties of a consultant ("Services"), as set out in Schedule 1 of this agreement;:

3.2 Faithfully and diligently perform the Services; and

3.3 Promote the interests of the Company.

4. **<u>Remuneration</u>**

4.1 The remuneration package ("Package") of Delta of One Hundred Thousand Dollars ($100,000.00) plus GST per annum shall apply:

4.2 The package will be reviewed (but not decreased) on or around 31 December in each year during the Term to take into account inflationary trends in the labour market.

5. Confidentiality

Delta must keep any information in respect of the business of the Company which is not in the public domain ("Confidential Information") secret and confidential, except to the extent that Delta is required by law to disclose it, and to take all reasonable precautions to maintain the secrecy and prevent the disclosure of any Confidential Information.

6. Restraints

Delta must not, whilst an consultant of the Company either alone, jointly or in partnership with or as agent for any other person, firm or company and either directly or indirectly carry on, manage, or be interested or concerned in any business which competes with the business of the Company without the prior approval of the company. Such approval not to be unreasonably withheld.

7. Termination

7.1 This Agreement may be terminated at any time by either party giving six (6) calendar months notice in writing to the other.

7.2 The Company may terminate this Agreement by not less than three (3) calendar months notice in writing if Delta if Gary Blom becomes incapacitated by illness or accident for an accumulated period of six (6) calendar months in any twelve (12) calendar month period.

7.3 The Company may terminate this Agreement immediately if Delta :

(a) Commits any act which may detrimentally affect the Company, including but not limited to an act of dishonesty, fraud, wilful disobedience or misconduct;

(b) Wilfully, persistently and materially breaches this Agreement and does not remedy the breach within 14 days of receipt of notice in writing from the Company specifying the breach;

(c) Commits any act of bankruptcy or compounds with creditors; or

7.4 On termination of this Agreement, Delta must return to the Company all tangible property of the Company including, but not limited to, all books, documents, papers, materials, held by Delta or under Delta's control other than that information provided to Delta in it's capacity as a shareholder of the company.

8. General

8.1 Governing Law and Jurisdiction

This Agreement will be governed by and construed in accordance with the law from time to time in force in New South Wales and the parties submit to the non exclusive jurisdiction of the Courts of New South Wales.

8.2 **Notices**

Any notice or direction to be given by a party to this Agreement will be in writing to the other party, and posted or delivered to the address of that party as set forth in this Agreement or to such other address as that party may from time to time nominate in writing as its address for service of notices.

8.3 **Entire Agreement**

This Agreement supersedes all previous agreements in respect of the employment of Delta by the Company and embodies the entire agreement between the parties.

8.4 **Prohibition, Enforceability, and Severance**

(a) Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b) Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c) If a clause is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have signed this Agreement on the day and year first hereinbefore written.

SIGNED FOR AND ON BEHALF of DELTA DAWN PTY LIMITED (ACN 101 140 925) AS TRUSTEE FOR THE YARRAMAN ROAD TRUST)

x Richard Lazar

Director/Secretary

SIGNED BY YARRAMAN ESTATE P/L (ACN 101 141 593) A SUBSIDIARY OF YARRAMAN WINERY INC.

x

Andrew Lyon
CEO

Witness Gary Al

Schedule 1
To Consulting Agreement between Yarraman Estate Pty Ltd & Delta Dawn Pty Ltd.

Schedule of Services ('Services")

1. Services are defined as Prrojects and/or consulting services as specified by the Board of Directors of Yarraman Estate Pty Ltd from time to time.